UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2023

MEDPACE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5375 Medpace Way

Cincinnati, Ohio 45227

(Address of Principal Executive Offices, and Zip Code)

(513) 579-9911

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	MEDP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2023, the Board of Directors (the “Board”) of Medpace Holdings, Inc. (the “Company”), following a recommendation from the independent directors of the Board, unanimously approved that Dr. Femida H. Gwadry-Sridhar be elected to fill the Class I director vacancy on the Board of the Company, effective January 16, 2023, and that Dr. Gwadry-Sridhar shall hold such position as a Class I director until the 2023 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. Dr. Gwadry-Sridhar is expected to be appointed to the Nominating and Governance Committee.

Dr. Gwadry-Sridhar is the Founder and Chief Executive Officer of Pulse Infoframe Inc, a privately held real-world evidence generation platform company providing solutions for disease registries, natural history studies and other observational and regulatory grade studies since 2011. During her career she has held academic appointments at Western University and as a visiting Professor at the University of Southern California. Dr. Gwadry-Sridhar is considered a thought leader in real-world evidence with over 220 publications in top tier journals, recognition as a career scientist and lifetime fellow of the Canadian Institute of Health Research (CIHR), and as a founding member of the medical adherence group at the Society for Pharmacoeconomics and Outcomes Research (ISPOR). She has been recognized as and supports female entrepreneurs in digital health and has served on numerous community and non-profit boards. She is also a Director of Pulse Infoframe Inc. and Pulse Infoframe US, LLC.

Dr. Gwadry-Sridhar received a B.S. Biology from Western University, a B.Sc.Phm. from University of Toronto, a M.Sc. (epi) from Western University and Ph.D. in health research methodology from McMaster University.

Dr. Gwadry-Sridhar will participate in the Company’s standard compensation program for non-employee directors. On January 16, 2023, Dr. Gwadry-Sridhar was granted an equity award in the form of an option to purchase 573 shares of the Company’s common stock with an exercise price equal to the closing price per share of the Company’s common stock on January 13, 2023, the last preceding trading day because the date of Dr. Gwadry-Sridhar’s election was not a trading day, and a term of seven years. The Company has entered into the Company’s standard indemnification agreement for directors and officers with Dr. Gwadry-Sridhar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date: January 18, 2023	By:	/s/ Stephen P. Ewald
	Name:	Stephen P. Ewald
	Title:	General Counsel and Corporate Secretary